Exhibit 99.1

INVESTORS TITLE COMPANY ANNOUNCES THIRD QUARTER 2006 RESULTS

Contact: Elizabeth B. Lewter
October 31, 2006
Telephone: (919) 968-2200
NASDAQ Symbol: ITIC

FOR IMMEDIATE RELEASE:

Chapel Hill, NC - J. Allen Fine, Chairman of Investors Title Company, announced that for the third quarter ended September 30, 2006, the Company reported net income of $3,672,069, a decrease of 15.2% compared with $4,329,529 for the prior year period. Net income per diluted share equaled $1.44, a decrease of 13.8% compared with $1.67 per diluted share in the same period last year. Net premiums written decreased 13.1% to $18,242,676 and revenues decreased 9.6% to $21,722,334 compared with the prior year period.
For the nine-month period ended September 30, 2006, the Company reported net income of $10,862,547, an increase of 11.2%, compared with $9,772,021 for the same nine-month period in 2005. Diluted earnings per share were $4.23, an increase of 13.1% compared with $3.74 for the same nine-month period in 2005. Net premiums written decreased 7.1% to $53,997,893 and revenues decreased 1.8% to $65,027,803 compared with the prior year.
Premiums written declined during the latest reporting period as mortgage originations and real estate activity continued to slow from the record levels of the prior year. Slowing real estate sales also led to a decline in tax-deferred exchange volume. Revenue in the exchange segment increased due to higher rates of interest earned on funds. Also slightly offsetting the decline in premium revenue was an increase in investment income.
Chairman Fine added “As generally expected, transaction volume and mortgage loan origination has continued to slow as a result of higher interest rates, inventory imbalances and other market factors. We continue to monitor conditions in the real estate market in order to best align expenditures with changing activity levels, while looking for opportunities to extend our distribution base and further improve operating efficiencies.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property as well as investment management services to individuals, trusts, foundations and businesses.
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

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Investors Title Company and Subsidiaries
Consolidated Statements of Income
September 30, 2006 and 2005
(Unaudited)

	For The Three Months Ended September 30		For The Nine Months Ended September 30
	2006	2005	2006	2005
Revenues:
Underwriting income:
Premiums written	$18,347,342	$21,035,519	$54,315,786	$58,333,687
Less-premiums for reinsurance ceded	104,666	49,419	317,893	234,234
Net premiums written	18,242,676	20,986,100	53,997,893	58,099,453
Investment income-interest and dividends	1,036,155	812,659	3,064,905	2,373,983
Net realized gain (loss) on sales of investments	(55,930)	69,597	488,527	89,504
Exchange services revenue	1,604,992	1,222,602	4,541,081	3,272,034
Other	894,441	942,365	2,935,397	2,381,990
Total	21,722,334	24,033,323	65,027,803	66,216,964

Operating Expenses:
Commissions to agents	6,796,146	8,209,799	20,368,864	23,050,329
Provision for claims	1,992,901	2,283,372	5,878,592	6,354,485
Salaries, employee benefits and payroll taxes	4,901,427	4,540,061	14,824,296	14,320,940
Office occupancy and operations	1,247,299	1,133,563	3,978,654	3,722,639
Business development	568,982	591,506	1,622,145	1,483,367
Taxes, other than payroll and income	196,707	67,234	493,599	387,218
Premium and retaliatory taxes	396,851	411,084	1,067,461	1,204,399
Professional fees	554,487	370,297	1,879,643	1,461,478
Other	92,435	186,878	531,002	298,088
Total	16,747,235	17,793,794	50,644,256	52,282,943

Income Before Income Taxes	4,975,099	6,239,529	14,383,547	13,934,021

Provision For Income Taxes	1,303,030	1,910,000	3,521,000	4,162,000

Net Income	$3,672,069	$4,329,529	$10,862,547	$9,772,021

Basic Earnings Per Common Share	$1.46	$1.69	$4.29	$3.81

Weighted Average Shares Outstanding - Basic	2,517,691	2,559,154	2,534,883	2,562,247

Diluted Earnings Per Common Share	$1.44	$1.67	$4.23	$3.74

Weighted Average Shares Outstanding - Diluted	2,550,607	2,600,289	2,569,585	2,611,073

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2006 and December 31, 2005
(Unaudited)

	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$3,957,098	$14,608,481

Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	1,200,276	1,648,708
Available-for-sale, at fair value	96,677,536	75,472,342
Equity securities, available-for-sale at fair value	12,363,984	9,437,678
Short-term investments	3,000,463	7,257,734
Other investments	1,629,631	1,336,111
Total investments	114,871,890	95,152,573

Premiums and fees receivable, net	7,326,398	7,818,558
Accrued interest and dividends	1,081,266	1,010,198
Prepaid expenses and other assets	6,796,132	1,592,326
Property acquired in settlement of claims	417,800	359,980
Property, net	6,119,700	5,466,765
Deferred income taxes, net	2,011,981	2,462,647

Total Assets	$142,582,265	$128,471,528

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$36,477,000	$34,857,000
Accounts payable and accrued liabilities	12,758,421	7,928,384
Commissions and reinsurance payables	353,362	442,098
Current income taxes payable	126,255	946,790
Total liabilities	49,715,038	44,174,272

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000;
2,506,784 and 2,549,434 shares issued and outstanding 2006 and 2005, respectively, excluding 291,676 and 297,783 shares 2006 and 2005,
respectively, of common stock held by the Company's subsidiary)	1	1
Retained earnings	90,002,406	81,477,022
Accumulated other comprehensive income (net unrealized gain on investments)	2,864,820	2,820,233
Total stockholders' equity	92,867,227	84,297,256

Total Liabilities and Stockholders' Equity	$142,582,265	$128,471,528

Investors Title Company and Subsidiaries
Net Premiums Written By State
September 30, 2006 and 2005
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
State	2006	2005	2006	2005
Alabama	$185,318	$304,229	$759,499	$1,034,232
Florida	359,531	410,075	965,822	1,182,015
Illinois	291,810	244,111	819,718	735,441
Kentucky	618,829	616,986	1,775,866	1,601,826
Maryland	344,598	471,464	1,126,272	1,331,992
Michigan	825,711	1,229,606	2,584,541	3,614,984
Minnesota	200,469	227,850	842,538	756,642
Mississippi	225,319	249,728	526,996	811,321
Nebraska	172,005	212,204	503,451	597,899
New York	602,667	998,587	1,815,458	2,358,964
North Carolina	9,185,274	10,111,914	27,400,208	27,477,382
Pennsylvania	373,498	460,000	1,100,005	1,287,648
South Carolina	2,045,816	1,748,951	4,984,670	5,136,939
Tennessee	686,497	775,812	1,967,589	2,066,396
Virginia	1,515,282	2,078,630	5,087,324	6,032,643
West Virginia	577,884	728,273	1,673,725	1,740,338
Other States	135,101	167,099	373,945	552,979
Direct Premiums	18,345,609	21,035,519	54,307,627	58,319,641
Reinsurance Assumed	1,733	-	8,159	14,046
Reinsurance Ceded	(104,666)	(49,419)	(317,893)	(234,234)
Net Premiums Written	$18,242,676	$20,986,100	$53,997,893	$58,099,453

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
September 30, 2006 and 2005
(Unaudited)

	For The Three Months Ended				For The Nine Months Ended
	September 30				September 30
	2006	%	2005	%	2006	%	2005	%
Branch	$8,602,081	47	$9,636,878	46	$25,333,046	47	$26,017,989	45

Agency	$9,640,595	53	$11,349,222	54	$28,664,847	53	$32,081,464	55

Total	$18,242,676	100	$20,986,100	100	$53,997,893	100	$58,099,453	100